UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2023

Bioventus Inc.
(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (919) 474-6700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.01.    Completion of Acquisition or Disposition of Assets.
As previously disclosed, on February 27, 2023, Bioventus LLC (“LLC”), a subsidiary of Bioventus Inc. (the “Company”), entered into a Settlement Agreement (the “Settlement Agreement”) with Elron Ventures Ltd (the “Securityholder Representative” and together with the Company, the “Parties”) and certain other parties detailed therein, relating to the Option and Equity Purchase Agreement, dated July 15, 2020, as amended by an Amendment to the Option and Equity Agreement dated June 17, 2022 (jointly, the “Option Agreement”) and related transaction documents. Pursuant to the Settlement Agreement, among other things, LLC transferred its shares in CartiHeal (2009) Ltd. (“CartiHeal”) to a trustee for the benefit of CartiHeal’s selling securityholders under the Option Agreement (the “Former Securityholders”) and the Parties mutually released any further claims under the Option Agreement, including without limitation, a release by the Securityholder Representative, as representative of the Former Securityholders, of any rights to enforce the provisions of the Option Agreement or make further monetary claims against LLC and/or its respective affiliates and representatives. Upon execution of the Settlement Agreement, LLC transferred to a payment agent (i) a one-time non-refundable amount of $10,000,000 for the exclusive benefit of the Securityholders, and (ii) a one-time non-refundable payment of $150,000 to be added to the Securityholder Representative expense fund and used in accordance with the provisions of the Option Agreement.
As a result of the transfer of shares in CartiHeal to a trustee and other factors, the Company concluded that upon execution of the Settlement Agreement, the Company ceased to control CartiHeal for accounting purposes, and therefore the Company has deconsolidated CartiHeal (the “CartiHeal Disposition”) from its consolidated financial results, effective as of February 27, 2023.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended October 1, 2022 and for the year ended December 31, 2021 and the notes related thereto, in each case giving effect to the CartiHeal Deconsolidation and other relevant transactions, are filed as Exhibit 99.1 and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description
99.1
Unaudited pro forma condensed combined financial information of the Company (giving effect to the CartiHeal Deconsolidation and other transactions) as of and for the nine months ended October 1, 2022 and for the year ended December 31, 2021 and the notes related thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: March 3, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio Senior Vice President and General Counsel